Exhibit 99.6

C/O COVIDIEN PLC COMPANY SECRETARY 20 ON HATCH LOWER HATCH STREET DUBLIN 2, IRELAND	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time in the U.S.) the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time in the U.S.) the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it, together with any power of attorney, if any, under which it is signed, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so it is received by the inspector of election no later than the day before the meeting. This proxy card may also be handed to the Chairman of the Extraordinary General Meeting and will still be valid.

If you transmit your voting instructions by the Internet or by Telephone, you do NOT need to mail back your proxy card.

SEPARATE PROXIES ARE ENCLOSED FOR THE COURT MEETING (PINK FORM) AND EXTRAORDINARY GENERAL MEETING (BLUE FORM). PLEASE ENSURE THAT YOU VOTE BOTH PROXIES.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M78336-S23367	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVIDIEN PLC

The Board of Directors recommends a vote FOR each of the following proposed resolutions:
THE FULL TEXT OF THESE RESOLUTIONS IS CONTAINED IN THE ACCOMPANYING NOTICE OF EXTRAORDINARY GENERAL MEETING.						For	Against	Abstain
1.	Approval of the Scheme of Arrangement.					☐	☐	☐
2.	Cancellation of Covidien Shares pursuant to the Scheme of Arrangement.					☐	☐	☐
3.	Directors’ authority to allot securities and application of reserves.					☐	☐	☐
4.	Amendment to Articles of Association.					☐	☐	☐
5.	Creation of Distributable Reserves of New Medtronic.					☐	☐	☐
6.	Approval on an advisory basis of specified compensatory arrangements between Covidien and its named executive officers.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No		Independent Proxy Appointed on reverse of card.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of Covidien in respect of the joint holding. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer, attorney or under common seal.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

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M78337-S23367

COVIDIEN PUBLIC LIMITED COMPANY

FORM OF PROXY

THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF THE SCHEME SHAREHOLDERS

IS SOLICITED BY THE BOARD OF DIRECTORS OF COVIDIEN

The undersigned shareholder(s) of Covidien plc (“Covidien”), a public limited company incorporated under the laws of Ireland, hereby appoints (see Note A below):

(a) the Chairman of the Extraordinary General Meeting; or

(b)                              of                             ;

as my/our proxy to vote all shares on my/our behalf which I/we would be entitled to vote if then and there personally present at the Extraordinary General Meeting of Shareholders to be held at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland, on January 6, 2015, at 10:00 a.m. (local time), or, if later, as soon as possible after the adjournment or conclusion of the Court Meeting, including for the avoidance of doubt, any adjournment or postponement of the Extraordinary General Meeting.

NOTES:

A.     If a shareholder desires to appoint a proxy other than the Chairman of the Extraordinary General Meeting, the shareholder should insert the proxy’s name and address above and delete the words “the Chairman of the Extraordinary General Meeting.”

B.     If the Form of Proxy is properly executed and returned to Covidien’s inspector of election, it will be voted in the manner directed by the shareholder(s) executing it or, if no directions are given and the Chairman of the Extraordinary General Meeting is appointed as proxy, will be voted in accordance with the recommendations of Covidien’s board of directors.

C.     Except where otherwise appears, capitalised terms shall have the same meaning in this document as they have in the Scheme of Arrangement set out in Part 3 of the joint proxy statement/prospectus of Covidien and Medtronic, Inc.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side